Exhibit 3.71

BYLAWS OF

I.
Offices

        The principal office of                          (the "Company") shall be at such place within Michigan or Texas as the Company's Board of Directors (the "Board") shall select from time to time. The Company may have offices at such other places as the Company's business may require.

II.
Capital

        2.01    Issuance.    The shares of capital stock of the Company (the "Shares") shall be issued in such amounts, at such times, for such consideration and on such terms as the Board shall deem advisable, subject to the Company's Articles of Incorporation (the "Articles") and the laws of Texas.

        2.02    Certificates.    The Shares shall be represented by certificates signed by the President. Each such certificate shall state upon its face that the Company is formed under the laws of Texas, the person to whom it is issued, the number and class of Shares, and the designation of the series, if any, that the certificate represents, and such other provisions as may be required by Texas law.

        2.03    Transfer.    The Shares are transferable only on the books of the Company upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the Company may require.

        2.04    Registration.    The Company shall be entitled to treat the person in whose name any Share is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders of the Company ("Shareholders"), and for the purpose of notices to Shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not the Company shall have notice thereof, save as expressly required by the laws of Texas.

        2.05    Replacement.    Upon the presentation to the Company of a proper affidavit attesting the loss, destruction or mutilation of any certificate for Shares, the Board shall direct the issuance of a new certificate to replace the certificate so alleged to be lost, destroyed or mutilated. The Board may require as a condition precedent to the issuance of a new certificate a bond or agreement of indemnity, in such form and amount, and with such sureties as the Board may direct or approve.

III.
Shareholders

        3.01    Meetings.    Meetings of Shareholders shall be held at the principal office of the Company or at such other place as determined by the Board and stated in the notice of meeting. The annual meeting of Shareholders shall be held on the first Monday of March at 10:30 o'clock in the morning. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting. Special meetings of Shareholders may be called by the Board, the Chairman (if such office is filled), the President or any Director, and shall be called by the Secretary at the written request of Shareholders holding a majority of the outstanding Shares and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

        3.02    Notice.    Except as otherwise provided by statute or the Articles, written notice of the time, place and purposes of a meeting of Shareholders shall be given not fewer than ten nor more than 60 days before the date of the meeting to each Shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his last address as it appears on the books of the

Company. No notice need be given of an adjourned meeting of the Shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled to notice as provided in this Bylaw.

        3.03    Dates.    The Board may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of and to vote at a meeting of Shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor fewer than ten days before the date of the meeting, nor more than 60 days before any other action. In such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the Company, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a Shareholder and his transferee or transferor as between themselves.

        3.04    Lists.    The Secretary of the Company or the agent of the Company having charge of the stock transfer records for Shares shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of Shares held by, each Shareholder, be produced at the meeting, be subject to inspection by any Shareholder during the meeting, and be prima facie evidence of the Shareholders entitled to examine the list or vote.

        3.05    Quorum.    Unless a greater or lesser quorum is required in the Articles or by the laws of Texas, the Shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding Shares entitled to vote at the meeting shall constitute a quorum. Whether or not a quorum is present, a meeting of Shareholders may be adjourned by a vote of the Shares present in person or by proxy. When the holders of a class or series of Shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

        3.06    Proxies.    A Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize other persons to act for the Shareholder by proxy. A proxy shall be signed by the Shareholder or the Shareholder's authorized agent or representative.

        3.07    Voting.    Each outstanding Share is entitled to one vote on each matter submitted to a vote. When an action, other than the election of directors, is to be taken by a vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of Shares entitled to vote thereon, unless a greater vote is required by the Articles or by the laws of Texas. Except as otherwise provided by the Articles, directors shall be elected by a plurality of the votes cast at any election.

IV.
Directors

        4.01    Number.    The business and affairs of the Company shall be managed by a Board of one director. No director need be a resident of Texas or a Shareholder.

        4.02    Tenure.    Directors shall be elected at each annual meeting of the Shareholders, each to hold office until the next annual meeting of Shareholders and until the director's successor is elected and qualified, or until the director's resignation or removal. A director may resign by written notice to the Company. The resignation is effective upon its receipt by the Company or any later date as set forth in the notice of resignation. A director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the Shares entitled to vote at an election of directors.

        4.03    Vacancies.    Vacancies in the Board occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, unless filled by proper action of the Shareholders. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the Shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

        4.04    Meetings.    The Board shall meet each year immediately after the annual meeting of the Shareholders, or within two days of such time if such later time is deemed advisable, at the place where such meeting of the Shareholders has been held or such other place as the Board may determine, to elect officers and consider such business that may properly be brought before the meeting. If, however, less than a majority of the directors appear for an annual meeting of the Board, the annual meeting need not be held and the matters that might have been addressed therein may be addressed at any later meeting, or by consent resolution. Regular meetings of the Board may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all directors. Special meetings of the Board may be called by the Company's president or any director.

        4.05    Notices.    No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three days' written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purposes of the meeting.

        4.06    Quorum.    A majority of the Board then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of Texas. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

        4.07    Committees.    The Board may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the Company, except that the committee shall not have power or authority to (a) amend the Articles; (b) adopt an agreement of merger or consolidation; (c) recommend to Shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (d) recommend to Shareholders a dissolution of the Company or revocation of a dissolution; (e) amend these Bylaws; (f) fill vacancies in the Board; or (g) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock. The Board from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

        4.08    Dissent.    A director who is present at a meeting of the Board, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the Company within a reasonable time after the director has knowledge of the action.

        4.09    Compensation.    The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Company as directors or officers.

V.
Procedures

        5.01    Notice.    All notices of meetings to be given to Shareholders, directors or any committee of directors may be given by mail, overnight courier, telefax or e-mail to any Shareholder, director or committee member at his last address as it appears on the books of the Company. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

        5.02    Waiver.    Notice of the time, place and purpose of any meeting of Shareholders, directors or committee of directors may be waived by mail, overnight courier, telefax or e-mail, either before or after the meeting, or in such other manner as may be permitted by the laws of Texas. Attendance of a person at any meeting of Shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

          (a)   In the case of a Shareholder, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, the Shareholder objects to considering the matter when it is presented.

          (b)   In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

        5.03    Consent.    Any action permitted at any meeting of directors or committee thereof may be taken without a meeting, without prior notice and without a vote, if all directors or committee members entitled to vote thereon consent thereto in writing, before or after the action is taken. Any action required or permitted at any meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if all Shareholders entitled to vote thereon consent thereto in writing, before or after the action is taken or if such action otherwise satisfies the Articles and Texas law.

VI.
Officers

        6.01    Number.    The Board shall elect or appoint a President, a Chief Operating Officer, a Secretary and a Treasurer, and may elect a Chairman, and/or one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. The Chairman (if appointed) shall be a member of the Board. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. Any person appointed by the Board to the office of Treasurer shall hold the equivalent title of Chief Financial Officer, and any person appointed by the Board to the office of Vice President-Finance or the office of Chief Financial Officer shall serve as Treasurer and shall forthwith succeed any incumbent holder of any such title. No officer shall execute an instrument in multiple capacities if the instrument is required by law to be acknowledged or verified by two or more officers.

        6.02    Term.    An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice, to the Company. The resignation is effective upon its receipt by the Company or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The appointment of an officer does not of itself create contract rights.

        6.03    Vacancies.    The Board may fill any vacancies in any office occurring for whatever reason.

        6.04    Authority.    All officers, employees and agents of the Company shall have such authority and perform such duties in the conduct and management of the business and affairs of the Company as may be designated by the Board and these Bylaws, and, in that regard,

          (a)   all checks, drafts, notes, bonds, bills of exchange and orders for payment by the Company may, subject to any contrary resolution adopted by the Board from time to time, be signed by the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President, and

          (b)   the Board may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the Company, or may ratify or confirm any execution (although when the execution of any instrument has been authorized without specification of the executing officers or agents, the President, Chief Executive Officer or any Vice President, may execute the same and on behalf of the Company).

VII.
Duties

        7.01    Chairman.    The Chairman, if any is appointed, shall preside at all meetings of the Shareholders and of the Board at which the Chairman is present. The Chairman shall hold only such further authority as is expressly ascribed to him by these Bylaws and the resolutions of the Board.

        7.02    President.    The President shall be the chief executive officer of the Company, shall see that all resolutions of the Board are carried into effect, shall have the general powers of supervision usually vested in the chief executive officer of a corporation, and, subject to any contrary directives by the Board, shall hold authority (a) to direct (and commit) the Company's resources toward the achievement of the Company's goals, (b) to vote all securities or other interests of other business organizations held by the Company, and (c) to take such further actions to the extent approved by the Board. The President shall also hold authority equivalent to that held by the Chief Operating Officer, although, in the absence of a specific contrary directive by the Board or the President, such authority shall be left to the Chief Operating Officer. In the absence of the Secretary and any Assistant Secretary, the President may exercise the authority otherwise reserved to the Secretary.

        7.03    COO.    The Chief Operating Officer shall assume managerial responsibility over the day-today operations of the Company, shall exercise authority subject only to the directives of the President and the Board, and, subject to any contrary directive by the President or Board, shall hold (a) authority to supervise Company personnel, and (b) any further authority granted by the Board.

        7.04    Vice Presidents.    The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Subject to the third sentence of Bylaw 6.01, the Vice Presidents shall in any event hold operating responsibility for those aspects of the Company's business referenced in any specific title of the particular Vice President, and shall perform such other duties as may be delegated by the Board or President

        7.05    Secretary.    The Secretary shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Shareholders and of the Board, and shall keep in safe custody the seal of the Company and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

        7.06    Treasurer.    Subject to the authority of any Vice President charged with the responsibility for the Company's finances, the Treasurer shall have the custody of corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books of the Company and shall deposit all moneys and other value in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Company. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board.

        7.07    Assistants.    The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary's absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer's absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated by the Secretary and Treasurer, respectively, and also such duties as the Board may prescribe.

VIII.
Records

        8.01    Maintenance.    The proper officers and agents of the Company shall keep and maintain such books, records and accounts of the Company's business and affairs, minutes of the proceedings of its Shareholders, Board and committees, if any, and such stock ledgers and lists of Shareholders, as the Board shall deem advisable, and as shall be required by the laws of Texas and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without Texas in a place which the Board shall determine.

        8.02    Reliance.    In discharging his or her duties, a director or an officer of the Company, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more directors, officers, or employees of the Company, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence, or (c) a committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence. A director or officer may not rely on any information if he or she has knowledge concerning the matter that makes reliance otherwise permitted unwarranted:

IX.
Indemnification

        9.01    Personal.    Subject to all of the other provisions of this Article IX, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Company) by reason that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another entity or enterprise, against expenses (including reasonable attorneys' fees), judgments, penalties and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company or the Shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company or the Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        9.02    Derivative.    Subject to all of the provisions of this Article IX, the Company shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred by the person in connection with such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company or the Shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Company unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

        9.03    Expenses.    To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01 or 9.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 9.03.

        9.04    Definitions.    For purposes of Sections 9.01 and 9.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Company or the Shareholders".

        9.05    Parameters.    The right to indemnification conferred in this Article IX shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the Company as well as in such person's capacity as a director or officer. Except as provided in Section 9.03 of these Bylaws, the Company shall have no obligations under this Article IX to indemnify any person in connection with any proceeding, or part thereof, initiated by him or her without Board authorization.

        9.06    Determination.    Any indemnification under Section 9.01 or 9.02 of these Bylaws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 9.01 or 9.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

          (a)   By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to such proceeding.

          (b)   If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the proceeding.

          (c)   By independent legal counsel in a written opinion, so long as such counsel is selected (i) by the Board or its committee in the manner prescribed in subparagraph (a) or (b), or (ii) if a quorum of the Board cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the Board.

          (d)   By the Shareholders, but Shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

        9.07    Proportionality.    If a person is entitled to indemnification under Section 9.01 or 9.02 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Company shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

        9.08    Advances.    The Company may pay or reimburse the reasonable expenses incurred by a person referred to in Section 9.01 or 9.02 of these Bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if (a) the person furnishes the Company a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 9.01 or 9.02, (b) the person furnishes the Company a written undertaking executed to personally repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, (c) the authorization of payment is made in the manner specified in Section 9.06, and (d) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 9.01 or 9.02. The undertaking shall be a general obligation of the person, but need not be secured.

        9.09    Scope.    The indemnification or advancement of expenses provided under this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Company. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

        9.10    Agents.    The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Company.

        9.11    Succession.    The indemnification provided in this Article IX continues as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her successors.

        9.12    Insurance.    The Company may buy and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity or enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have power to indemnify the person against such liability under these Bylaws or the laws of Texas.

        9.13    Legislation.    Upon any change of the Texas statutory provisions relating to the subject matter of this Article IX, the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the Company to provide broader indemnification rights than before any such change. Subject to Section 9.14, the Board may amend these Bylaws to conform to any such changed statutory provisions.

        9.14    Amendment.    No amendment or repeal of this Article IX shall apply to any director or officer of the Company for or with respect to any prior acts or omissions of such director or officer.

X.
Amendment

        The Bylaws of the Company may be amended, altered or repealed, in whole or in part, by the Shareholders or by the Board at any meeting duly held in accordance with these Bylaws.